SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_________________

FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 11, 2004

Hecla Mining Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8491	82-0126240

(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408

(Address of principal executive offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number)

Item 5.   Other Events

        The following information is being furnished under Item 5 of Form 8-K: On May 10, 2004, Hecla Mining Company (the “Company”) issued a news release regarding its increase in gold production and additional exploration results from its Mexico and Venezuela operations. The News Release is attached hereto as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Michael B. White

Name: Michael B. White Title: Corporate Secretary

Dated: May 11, 2004

EXHIBIT INDEX

Exhibit No.	Title

Exhibit 99 –	Hecla Mining Company News Release dated May 10, 2004